Exhibit 21.1

CenterState Banks, Inc.

Form 10-K

For Fiscal Year Ended December 31, 2011

Subsidiaries of Registrant

CenterState Bank of Florida, National Association, organized under the laws of the United States

Valrico State Bank, organized under the laws of the State of

Florida

R4ALL, Inc., organized under the laws of the State of Florida